UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2010

SINOCOKING COAL AND COKE
CHEMICAL INDUSTRIES, INC.
(Exact name of Company as specified in charter)

Florida                                                                000-28179                                           59-3404233
   (State or other jurisdiction of incorporation)                    (Commission File Number)                       (IRS Employer  Identification Number)

Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Tiyu Road, Xinhua District,
Pingdingshan, Henan Province, China 467000
(Address of principal executive offices)

+86-3752882999
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 5, 2010, SinoCoking Coal and Coke Chemical Industries, Inc., previously named “Ableauctions.com, Inc.” (the “Company” or “SinoCoking”), consummated an acquisition pursuant to a Share Exchange Agreement (“Exchange Agreement”) with the Company’s majority shareholders, Abdul and Hanifa Ladha (“Ladha”), Top Favour Limited, a British Virgin Islands corporation (“Top Favour”), and the shareholders of Top Favour, consisting of 12 individuals and 5 entities, who collectively hold 100% of Top Favour’s issued and outstanding share capital (the “Top Favour Shareholders”).  Under the Exchange Agreement, the Top Favour Shareholders exchanged their shares of Top Favour capital stock for newly-issued shares of the Company.  Hereinafter, this share exchange transaction is described as the “Acquisition.”

Reference is made to the Company’s current reports on Form 8-K filed with the Securities and Exchange Commission on February 8, 2010, discussing the above Acquisition and the related share exchange, change in control, change in management, 1-for-20 reverse stock split, name change, and liquidation of the pre-Acquisition assets, which reports are incorporated by reference.

As contemplated in connection with the Acquisition, on February 8, 2010 the NYSE American Stock Exchange filed a notification of delisting of the Company’s pre-Acquisition common stock from the NYSE American Stock Exchange, on Form 25 pursuant to Rule 12d2-2(a)(3) promulgated under the Securities Exchange Act of 1934.

On February 8, 2010, our common stock commenced quotation on the Over-the-Counter Bulletin Board under the new stock symbol “SCOK”.   Previously, the Company’s pre-Acquisition common stock was traded on the NYSE Amex under the symbol “AAC.”

Item 9.01                      Financial Statements and Exhibits

On February 9, 2010 the Company published a press release regarding the closing of its private placement financing on February 5, 2010, a copy of which is included as Exhibit 99.1 to this current report on Form 8-K.

Exhibit Number	Description

99.1	Press Release - dated February 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

Date:February 9, 2010	By:	/s/ Jianhua Lv
Jianhua Lv, Chief Executive Officer